EXHIBIT INDEX


(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(p)(5)    Code of  Ethics  adopted  under  Rule 17j-1 by AXP Partners  Small Cap
          Value  Fund and  Royce &  Associates,  Inc. amendend October 1, 2001.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.